10



                        ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is made and entered into effective as of February 26, 1999, by and between Regency Realty Corporation, a Florida corporation, ("the Company") and SCGroup Incorporated, a Texas corporation ("SCGroup").


         WHEREAS, the Company wishes to purchase from SCGroup certain administrative services designed to assist the Company in the cost-efficient management of the Company's administrative and business affairs in the manner and pursuant to terms and conditions as more specifically described herein; and

         WHEREAS, SCGroup desires to provide or cause to be provided those services requested by the Company under such terms and conditions; and

         WHEREAS, SCGroup will perform similar administrative services for other entities (collectively "SCGroup Clients") which may vary from time to time.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1.        Services

                  1.1 Scope of Services. The specific services to be provided by SCGroup to the Company (each a "Service" and collectively the "Services") shall be listed in Schedule A. Schedule E provides a description of the manner and extent to which each Service will be provided. The scope of Services provided by SCGroup may be expanded, reduced or otherwise modified during the Initial Term (as defined in Section 3) or any Renewal Term (as defined in Section 3) upon prior written agreement of the parties. Unless otherwise agreed, the Company shall provide SCGroup with written notice at least 30 days prior to any requested change in the scope of Services. In addition, the parties shall review the scope of Services annually and shall complete such review and agree upon any resulting scope changes for the upcoming calendar year not later than November 30 of the then current year. In either event, Schedules A and E shall be amended to reflect any agreed upon changes in the scope of Services.

                  1.2 Performance of Services. SCGroup covenants that it will perform or cause to be performed the Services in a timely, efficient and workmanlike manner. SCGroup further covenants that it will maintain or contract for a sufficient staff of trained personnel to enable it to perform the Services hereunder. SCGroup may delegate and subcontract some or all of its obligations under this Agreement to one or more third parties. If SCGroup does so, it will remain responsible for the performance of all obligations performed by such subcontractors to the same extent as if such obligations were performed by SCGroup employees.

                  1.3 Access, Information, Cooperation and Assistance. The Company will provide SCGroup with all access, Company information, cooperation and assistance necessary for SCGroup to perform the Services in accordance with this Agreement. The Company will cooperate with SCGroup to institute changes expected to result in reduced and more efficient resource usage.


                  1.4 Changes in Scope of Service. Subject to appropriate undertakings of confidentiality by SCGroup, the Company shall notify SCGroup upon occurrence of any of the following: (i) the Company proposes to acquire any new property or properties; (ii) the Company proposes to enter into any business combination or acquire any significant assets of another person or entity, (iii) the Company proposes to establish any new subsidiary corporation, partnership, joint venture, business trust or other entity; (iv) the Company proposes to conduct operations or business in any state or other jurisdiction in which the Company is not qualified to transact business; or (v) the Company proposes to take any other action which may significantly increase the scope of Services to be provided by SCGroup hereunder. Upon receipt of such notice by SCGroup, the parties shall negotiate in good faith the scope of such Services and the charges payable therefor (if additional Services are required). Any such charges shall be payable by the Company as provided in Section 2.4.


         Section 2.        Charges.

                  2.1 Charges. The charges to be paid by the Company to SCGroup for the Services then being performed or to be performed by SCGroup shall be listed in Schedule B ("Charges"). These charges shall remain in effect throughout the initial or applicable Renewal Term of this agreement. If the scope of Services is changed during the annual review process or at any other time, the parties shall negotiate in good faith and agree in advance on any resulting changes in the Charges to be paid to SCGroup by the Company in the subsequent Renewal Term. Schedule B shall be amended to reflect any agreed upon changes in the Charges.

                  2.2 Retained Expenses. The Company shall retain financial responsibility for those functions and expense items shown as retained expenses in Schedule D. The Company will be billed directly by third parties for such services. The Company agrees to pay such expenses timely and in the ordinary course of business.

                  2.3 Pass-Through Expenses. Pass-through expenses are listed in Schedule C. Unless otherwise agreed by the parties, pass-through expenses will be paid by the Company directly. SCGroup will promptly provide the Company with the original third-party invoice for such expenses together with a statement that SCGroup has reviewed and validated the invoiced charges. SCGroup will highlight any charges that appear to be inappropriate and will work with the Company to reconcile all bills with the third-party suppliers.

                  2.4 Payment for Services. SCGroup shall invoice the Company, at the end of each calendar month, the amount agreed to from time to time pursuant to Section 2.1 for the applicable Service. Such amount shall be payable in full within 20 days of receipt of such invoice by the Company. Any past due amounts shall be subject to a .834% per month (10% per annum) (or the maximum rate allowable by law, whichever is less) late payment fee.

                  2.5      Taxes.

                  (a) Each party will pay any real estate or personal property taxes on property its owns or leases, franchise and privilege taxes on its business, and taxes based on its net income or gross receipts.

                  (b) SCGroup will pay all sales, use, excise, value-added, services, consumption, and other taxes and duties payable by SCGroup on any goods or services used or consumed by SCGroup in providing the Services where the tax is imposed on SCGroup's acquisition or use of such goods or services and the amount of tax is measured by SCGroup's costs in acquiring such goods or services.

                  (c) In the case of any sales, use, excise, value-added, services, consumption, or other tax during the term of this Agreement that is assessed on the provision of the Services as a whole, or on any particular hardware, software, or Services received by the Company from SCGroup, the Companies will pay such taxes.

                  (d) The Parties agree to fully cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.


         Section 3. Term. The initial term of this Agreement shall commence on the date hereof and, unless terminated earlier in accordance with Section 10, shall end on December 31, 1999 (the "Initial Term"). Absent written notice of non-renewal as provided in this Section 3, this Agreement shall be automatically renewed for successive one-year terms (each, a "Renewal Term") upon the expiration of the Initial Term and each Renewal Term. Notice of non-renewal, if given, shall be given in writing by either party as early as is practicable. Notice of non-renewal by the Company will be timely provided if it is given no later than ten (10) calendar days after renewal terms are presented.


         Section 4. Audit of Services. At any time during regular business hours and as often as reasonably requested by the Company's officers, SCGroup shall permit the Company or its authorized representatives to examine and make copies and abstracts from the records and books of SCGroup for the purpose of auditing the performance and charges of SCGroup under the terms of this Agreement; provided, that all costs and expenses of such inspection shall be borne by the Company.

         Section 5. Company Data. Data obtained by SCGroup from the Company in connection with the performance of any Services ("Company Data") is and shall remain the exclusive property of the Company. SCGroup is authorized to have access to and make use of the Company Data as necessary and appropriate for the performance by or for SCGroup of its obligations under this Agreement. Upon the termination or expiration of this Agreement, SCGroup will return to the Company all Company Data then in its possession. SCGroup will not use Company Data for any purpose other than for providing the Services.


         Section 6. Confidentiality. Except as otherwise provided in this Agreement, SCGroup agrees that all information communicated to it by the Company, whether before or after the effective date of this Agreement, will be received in strict confidence, will be used only for purposes of this Agreement, and will not be disclosed by SCGroup without the prior written consent of the Company. SCGroup agrees to use the same means it uses to protect its own Confidential Information, but in any event not less than reasonable means, to prevent the disclosure of such information to outside parties. However, SCGroup will not be prevented from disclosing information to its counsel or regular public accountants, or from disclosing information which belongs to such party, or is (a) already known by the recipient party without an obligation of confidentiality; (b) publicly known or becomes publicly known through no unauthorized act of the recipient party; (c) rightfully received from a third party; (d) independently developed without use of the other party's confidential information; (e) disclosed without similar restrictions to a third party by the party owning the confidential information; or (f) required to be disclosed pursuant to a requirement of a governmental agency or legal requirement if SCGroup provides the Company with notice of this requirement prior to disclosure.


         Section 7.        Service Levels.

                  7.1 Establishment of Service Levels. Schedule E contains the scope of services and service levels agreed to by the parties. To the extent any desired service level is determined by the parties to be unattainable using commercially reasonable efforts, SCGroup will identify the level of service which is reasonably attainable, the modifications or changes necessary to attain the higher service level and the costs associated with such modifications or changes. Following the initial one year period, the parties will meet as required to evaluate and revise the service levels to the extent appropriate. SCGroup will measure the quality and quantity of the Services actually delivered. The data obtained by SCGroup will be reviewed and verified by the parties and will be one of the bases for evaluating and possibly revising Schedule E. All such revisions must be agreed to by the Company and SCGroup. If requested, the Company will provide copies of relevant information in its possession to SCGroup to assist in any review or revision of the service levels.

                  7.2 Failure to Attain Service Levels. If SCGroup fails to attain any service level, SCGroup will (i) promptly investigate the cause of the problem; (ii) prepare a report identifying the cause of the problem and recommending solutions; and (iii) use commercially reasonable efforts to correct the problem and to begin meeting the service levels as soon as practicable.

         Section 8. Prevention of Performance. SCGroup shall not be determined to be in violation of this Agreement if it is prevented from performing any Services hereunder, in whole or in part, by the acts or omissions of the Company or a third party or for any other reason beyond its reasonable control, including without limitation acts of God, nature or public enemy, war, civil disturbance, labor dispute, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunication service, or limitations of law, regulations or rules of the Federal, state or local government or of any agency thereof.

         Section 9.        Software and Other Intellectual Property.

 9.1  Company Software.  The Company's  ownership,  license or other right or
                                            -----------------
title to computer software used by the Company ("Company Software") will remain the Company's property and SCGroup will have no ownership interest or other right in such Company Software due to this Agreement or the services provided hereunder, except as provided in this Section. The Company grant to SCGroup, without charge, the limited nonexclusive nontransferable right to access Company Software during the term of this Agreement for the purpose of, and to the extent necessary for, performing the Services.

                  9.2 SCGroup Software. Software owned by or licensed to SCGroup which is used by SCGroup in providing the Services (collectively, "SCGroup Software") is and will remain SCGroup's property and the Company will have no ownership interest or other right in such SCGroup Software.

                  9.3  Intellectual  Property  Rights.  If,  in  the  course  of providing Services under this Agreement, the Company requests and SCGroup agrees to develop any Software, process, document or other material to the specification of the Company, not being SCGroup Software or an enhancement thereto, and the Company pays all of the Charges associated with such development ("Work Product"), then the copyright or other intellectual property rights and all legal and beneficial rights therein shall belong to the Company. SCGroup hereby assigns to the Company all right, title and interest that arises in SCGroup with respect to such Work Product, including all intellectual property rights related thereto, and SCGroup agrees to take all reasonable steps and execute all documents necessary to perfect title to such Work Product in the Company. SCGroup shall be permitted to access and use such Software, process, document or other material to the extent necessary for the provision of the Services to the Company.

                  9.4  SCGroup  Ownership  Rights.  Except  as  provided  for in
Section 9.3 above, all copyright or intellectual property rights in any Software, process, document or other material created by SCGroup, its employees or agents and all legal and beneficial rights therein shall belong to SCGroup.

         Section 10.       Termination.

                  10.1 Termination for Cause. Either party may terminate this Agreement, in whole or in part, by giving written notice to the other party, if such other party materially breaches any of its duties or obligations set forth herein and fails to cure such breach within thirty (30) days of written notice of such breach. If less than all Services are terminated, the parties will equitably adjust the Charges to be paid by the Company hereunder for the remaining Services.

                  10.2 Terminate for Insolvency.  In the event that either party
(a) files for bankruptcy; (b) becomes or is declared insolvent, or is the subject of any proceedings related to its liquidation, insolvency or the appointment of a receiver or similar officer for it; (c) makes an assignment for the benefit of all or substantially all of its creditors; or (d) enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations, then the other party may terminate this Agreement at any time upon notice to the other party.

                  10.3 Termination. The Company may terminate this Agreement by giving written notice to SCGroup at least ten (10) calendar days prior to the effective date, if the Company decides to cancel the insurance policy which is the subject of this Agreement.

         Section 11. Disclaimer and Limitation of Liability and Intellectual Property Claims Between Parties.

                  11.1 DISCLAIMER. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, NEITHER SCGROUP NOR THE COMPANIES MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, TITLE, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY HARDWARE, SOFTWARE, SERVICES OR OTHER ITEMS PROVIDED UNDER THIS AGREEMENT.

                  11.2 LIMITATION OF LIABILITY. IN NO EVENT WILL A PARTY BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Additionally, the total liability of the parties under or in connection with this Agreement will be limited to the total charges paid by the Company to SCGroup during the 12 months preceding the event which is the subject of the claim (the "Liability Cap"); provided, however, the Liability Cap will not apply with respect to (i) damages occasioned by the willful misconduct or gross negligence of a party,
(ii) claims that are the subject of the indemnification provisions set forth herein, or (iii) the failure to pay Charges due and owing to SCGroup under this Agreement.

         Section 12.       Indemnification.

                  12.1 This section left intentionally blank.

                  12.2 By SCGroup. SCGroup shall indemnify, defend and hold the Company, its trustees, officers and employees harmless from and against all damages, losses and reasonable out-of-pocket expenses (including fees) caused by or arising out of any willful misconduct or gross negligence by SCGroup in the performance of its obligations under this Agreement.

                  12.3 Remedy. Except as otherwise provided in subsection 12.2 hereof, the Company's remedy on account of the failure of SCGroup to render the Services as and when required hereunder shall be to terminate this Agreement and/or to seek damages, but in no event shall such damages exceed the cap set forth in 11.2.

         Section 13.       Relationship of the Parties.

                  13.1 Independent Contractor Status. SCGroup is an Independent Contractor. This Agreement will not be construed as creating any partnership, agency relationship or other form of legal association that would impose liability upon one party for the other party?s actions or failure to act. Nor will this Agreement be construed as providing either party with the right, power or authority (express or implied) to create any duty for, or obligation of, the other party.

                  13.2 Responsibility for Employees. Each party will be responsible for the management, direction and control of its employees and other agents. All SCGroup employees used in performing SCGroup's obligations under this contract shall be employed solely and exclusively by SCGroup, and all Company employees used in performing the Company's obligations under this Agreement shall be employed solely and exclusively by the Company. Thus, SCGroup and the Company shall not be considered a joint or single employer of any employee.

                   13.3 SCGroup Control of Services. Except where this Agreement expressly provides that SCGroup will perform certain identified Services as agent for the Company, the Services will be under the control, management and supervision of SCGroup.

          Section 14.       Notices.

                   14.1 Manner of Delivery. Each notice, demand, request, consent, report, approval or communication (each a "Notice") which is or may be required to be given by either party to the other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served.

                   14.2     Addresses.  Notices shall be addressed as follows:

                            If to the Company:
                                     Regency Realty Corporation
                                     121 West Forsyth Street
                                     Suite 200
                                     Jacksonville, FL  32202
                                     Attention:  Bruce M. Johnson

                            If to SCGroup:
                                     SCGroup Incorporated
                                     7777 Market Center Avenue
                                     El Paso, Texas 79912
                                     Attention:  J. Robert Hutchison

                   14.3 Effective Date of Notice. Notices shall be effective on the date sent via telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed.

                   14.4 Change of Address. Each party may designate by notice to the others in writing, given in the foregoing manner, a new address to which any notice may thereafter be so given, served or sent.

          Section 15. Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

          Section 16. Priority. If there is any apparent conflict or inconsistency between the provisions set forth in this Agreement, and the provisions set forth in any schedule, exhibit, attachment or supplement attached hereto, to the extent possible such provisions will be interpreted in a manner so as to make them consistent. If it is not possible to interpret such provisions consistently, the provisions set forth in the body of this Agreement will prevail.

          Section 17. No Third Party Beneficiaries. The parties do not intend, nor will any clause of this Agreement be interpreted to create, for any third party any obligation to or benefit from the Company or SCGroup.

          Section 18. Survival. All provisions of this Agreement which contemplate performance or observance following the expiration or earlier termination of this Agreement, will survive any such expiration or earlier termination. Additionally, all provisions of this Agreement will survive the expiration or earlier termination of this Agreement to the fullest extent necessary to give the parties the full benefit of the bargain expressed herein.

          Section 19. Consents and Approvals. Where agreement, approval, permission, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action will not be unreasonably delayed, conditioned or withheld.

          Section 20. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons shall have or derive any right, benefit or obligation hereunder.

          Section  21.  Headings.   The  headings  and  titles  of  the  various
  paragraphs of this Agreement are inserted merely for the purpose of convenience, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

          Section 22. Governing Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Texas.

          Section 23. Severability. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

          Section 24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           REGENCY REALTY CORPORATION


                           By:
                                   Bruce M. Johnson
                                   Managing Director/Chief Financial Officer


                              SCGROUP INCORPORATED


                              By:
                                     Paul E. Szurek
                                     Managing Director